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                                                                     EXHIBIT 5.1

                                 OPINION LETTER

               [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]

                                NOVEMBER 22, 1999

LEVEL 8 SYSTEMS, INC.
8000 REGENCY PARKWAY
CARY, NORTH CAROLINA 27511

         RE:      LEVEL 8 SYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to Level 8 Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's common stock, $.001 par value (the "Shares"). As set forth in the Registration Statement the Shares are to be issued in connection with the consummation of the merger of Template Software, Inc., a Virginia corporation ("Template"), with and into TSAC, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("TSAC"), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 19, 1999 (the "Merger Agreement"), by and among the Company, TSAC and Template. This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In our capacity as Company's counsel, we have examined the Registration Statement and the joint proxy statement/prospectus included therein, in the form filed by the Company with the Securities and Exchange Commission on November 22, 1999, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed without independent investigation or inquiry, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or reproduced copies and the authenticity of the originals of such documents, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. The opinion set forth herein is limited to the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

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Level 8 Systems, Inc.
November 22, 1999
Page 2

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the joint proxy statement/prospectus which is a part of the Registration Statement.


                                     Very truly yours,



                                     /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                     -------------------------------------------
                                     POWELL, GOLDSTEIN, FRAZER &
                                     MURPHY LLP